                                                                    EXHIBIT 11.1

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                                Earning per share
                   For the Three Month Periods Ended June 30,


                                                                  1997                   1996
                                                              ------------           ------------
Primary - per APB -15,
   Interpretation 102

Dividends declared per weighted
  average share outstanding
  (25,168,511 shares)                                         $       0.63

Dividends declared per weighted
  average share outstanding
  (21,590,710 shares)                                                                $       0.60

Undistributed loss per share:
  ($3,411,448) divided by
   25,168,511 shares                                                 (0.14)
                                                              ------------

  ($3,401,980) divided by
   21,590,710 shares                                                                        (0.16)
                                                                                     ------------

Income per share                                              $       0.49           $       0.44
                                                              ============           ============

Undistributed loss:
   Income available to common shareholders per
     statement of operations                                  $ 12,390,853           $  9,553,803
   Dividends declared                                          (15,802,301)           (12,955,783)
                                                              ------------           ------------
                                                              ($ 3,411,448)          ($ 3,401,980)
                                                              ============           ============
Fully diluted:
   Income available to common shareholders'                   $ 12,390,853 = $0.48   $  9,553,803 = $0.44
                                                              ------------           ------------
   Weighted average number of shares and equivalents            25,672,178             21,810,845

                                                                    EXHIBIT 11.1


                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                                Earning per share
                    For the Six Month Periods Ended June 30,


                                                                    1997                   1996
                                                                ------------           ------------
Primary - per APB -15,
   Interpretation 102

Dividends declared per weighted
  average share outstanding
  (24,846,085 shares)                                           $       1.26

Dividends declared per weighted
  average share outstanding
  (20,647,638 shares)                                                                  $       1.25

Undistributed loss per share:
  ($5,181,819) divided by
   24,846,085 shares                                                   (0.20)
                                                                ------------

  ($8,687,763) divided by
   20,647,638 shares                                                                          (0.42)
                                                                                       ------------

Income per share                                                $       1.06           $       0.83
                                                                ============           ============

Undistributed loss:
   Income available to common shareholders per
     statement of operations                                    $ 26,394,929           $ 17,219,714
   Dividends declared                                            (31,576,770)           (25,907,477)
                                                                ------------           ------------
                                                                ($ 5,181,841)          ($ 8,687,763)
                                                                ============           ============
Fully diluted:
   Income available to common shareholders'                     $ 26,394,929 = $1.04   $ 17,219,714 = $0.83
                                                                ------------           ------------
   Weighted average number of shares and equivalents              25,337,555             20,866,828



                                      -25-